UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Mountain View Blvd., Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 20, 2017, Barnes & Noble Education, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Declassification Amendment”) to declassify the Board of Directors and provide for the annual election of all directors. As previously disclosed in the Company’s proxy statement for the Annual Meeting, if stockholders approved the Declassification Amendment, in order to make the complete declassification of the Board of Directors effective at the 2018 annual meeting of stockholders, each member of the Company’s Board of Directors whose term did not expire at the 2018 annual meeting (the Class I and Class II directors) agreed to resign and be re-appointed to a term that expires at the 2018 annual meeting of stockholders. Consequently, each of Messrs. Huseby and Golden and Drs. Thornton and Wilson resigned and was re-appointed to a term ending at the 2018 annual meeting of stockholders. The purpose of the resignations reported herein is simply to facilitate the transition to a declassified Board of Directors, such that all of the Company’s directors will be elected for one-year terms beginning with the next annual meeting.

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed above, at the Annual Meeting, stockholders of the Company approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors. The Company has filed the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The Board of Directors also approved and adopted certain conforming changes to the Company’s Amended and Restated By-laws to remove the reference to the classified Board of Directors structure, which were effective upon the effective time of the Certificate Amendment. A copy of the Amended and Restated By-laws, as amended, is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 43,607,345 shares of Common Stock were represented in person or by proxy out of the 46,516,890 shares of Common Stock outstanding and entitled to vote as of August 2, 2017, the record date for the Annual Meeting. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

1. Election of Directors. The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
David G. Golden	40,112,737	217,895	3,276,713
Jerry Sue Thornton	36,824,462	3,506,170	3,276,713

Mr. Golden and Dr. Thornton were elected to terms ending at the 2020 Annual Meeting of Stockholders of the Company and until their respective successors are elected and qualified; however, as disclosed herein, each of Mr. Golden and Dr. Thornton submitted a resignation and was appointed to a term ending at the 2018 annual meeting of stockholders in connection with the transition to a declassified Board of Directors.

2. Approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,287,901	34,267	8,464	3,276,713

3. Advisory (non-binding) Vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,414,076	538,111	1,378,445	3,276,713

4. Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending April 28, 2018. The Company’s stockholders approved the proposal by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions
43,513,435	69,759	24,151

A transcript of the remarks made by Michael P. Huseby, Chief Executive Officer and Chairman of the Company, following the formal proceedings of the Annual Meeting is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

3.2	The Company’s Amended and Restated By-Laws, as amended

99.1	Transcript of CEO and Chairman Remarks

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 25, 2017

BARNES & NOBLE EDUCATION, INC.,

By:	/s/ Suzanne E. Andrews
Name:	Suzanne E. Andrews
Title:	Vice President, General Counsel and Corporate Secretary